Exhibit 23.1

JOEL SANDERS & COMPANY, P.A.

CERTIFIED PUBLIC ACCOUNTANTS

1301 SHOTGUN ROAD

WESTON, FLORIDA 33326

MEMBER: AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS	TEL: (954) 916–2000 FACSIMILE: (954) 916–2021 EMAIL: jscpa1@ msn.com	MEMBER: FLORIDA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated December 18, 2013, with respect to the combined statements of revenues and certain expenses of Landmark at Savoy Square, LLC, Landmark at Ocean Breeze, LLC, Meredith Partners, LLC, Landmark at Woodland Trace, L.P., Landmark at Grayson Park, L.P., and Landmark at Lancaster, LLC for each of the three years in the period ended December 31, 2012 included in the Current Report on Form 8-K/A of Landmark Apartment Trust of America, Inc., as filed with the Securities and Exchange Commission on December 18, 2013. We hereby consent to the incorporation by reference of said report in the Registration Statement on Form S-3 (Registration No. 333-157375) of Landmark Apartment Trust of America, Inc.

/s/ JOEL SANDERS & COMPANY, P.A.

Weston, Florida
December 18, 2013